SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY TV INC CLASS A

                    GAMCO INVESTORS, INC.
                                 8/13/03            1,000-           13.2240
                                 7/31/03            2,000            13.0150
                                 7/30/03              500-           13.2000
                                 7/28/03            1,000-           13.0000
                                 7/25/03            1,000            13.1300
                                 7/07/03            1,000-           12.5940


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.